Exhibit 99.1

JMP Group Reports First Quarter 2021 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--April 29, 2021--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended March 31, 2021.

A summary of JMP Group’s operating results for the quarter ended March 31, 2021, and for comparable prior periods, is set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020

Total net revenues	$38,493	$53,615	$5,267

Net income/(loss) attributable to JMP Group	$1,089	$9,009	($11,748)
Net income/(loss) attributable to JMP Group per share	$0.05	$0.45	($0.60)

Operating net income/(loss)	$3,784	$8,427	($537)
Operating net income/(loss) per share	$0.18	$0.42	($0.03)

Book value per share	$3.38	$3.18	$2.64
Adjusted book value per share	$4.24	$4.03	$3.45

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“Driven by strong results at JMP Securities, JMP Group posted operating EPS of $0.18 for the first quarter and a record $0.84 for the latest 12 months,” said Joe Jolson, chairman and CEO of JMP Group. “We continue to make good progress at refocusing our company on its core operations, while looking to opportunistically monetize corporate investments and retire long-term debt. We redeemed $10 million of senior notes in February and expect to reduce the remaining balance later this year, if the sale of Harvest Capital Credit Corporation closes in June as planned. Our adjusted book value per share has increased from $3.45 to $4.24 over the past year, and improving this metric continues to be a key objective for us.”

“We’re very proud of our first-quarter results, as they represent a continuation of the terrific momentum we built during such a successful 2020,“ said Mark Lehmann, president of JMP Group and CEO of JMP Securities. “JMP Securities produced capital markets revenues of $31.6 million, a new record not just for the first quarter but for any quarter of the year. We underwrote nine IPOs and 18 follow-on offerings during the period, bookrunning five of those transactions. In addition, our ECM backlog is as strong as it’s ever been, across multiple verticals, making us optimistic about our prospects for the balance of the year. On the advisory front, we remain active, and our M&A fee revenues should build as many of the deals in a very full pipeline close in coming quarters.“

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter ended March 31, 2021, and for comparable prior periods, is set forth below.

	Quarter Ended
($ as shown)	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020

Broker-dealer	$0.21	$0.42	($0.01)

Asset management:
Asset management fee income	0.00	0.03	(0.02)
Investment income	0.06	0.10	0.07
Total asset management	0.06	0.13	0.05

Corporate costs	(0.08)	(0.13)	(0.07)

Operating EPS (diluted)	$0.18	$0.42	($0.03)

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues for the quarter were $32.6 million, an increase of 122.7% from $14.6 million for the quarter ended March 31, 2020. The $32.6 million for the quarter ended March 31, 2021, represents a record first-quarter total and the second-largest total for any quarter in the company’s history, trailing only the $43.3 million recorded for the quarter ended December 31, 2020.

A summary of the company’s investment banking revenues and transaction counts for the quarter ended March 31, 2021, and for comparable prior periods, is set forth below.

	Quarter Ended
	Mar. 31, 2021		Dec. 31, 2020		Mar. 31, 2020
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues

Equity and debt origination	41	$25,670	33	$20,658	17	$8,556
Strategic advisory and private placements	6	6,899	12	22,632	4	6,069

Total	47	$32,569	45	$43,290	21	$14,625

Brokerage

Net brokerage revenues for the quarter were $5.9 million, an increase of 41.0% from $4.2 million for the quarter ended March 31, 2020.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $31.6 million for the quarter, an increase of 147.8% from $12.7 million for the quarter ended March 31, 2020.

Asset Management

Asset management fees for the quarter were $2.2 million, an increase of 26.4% from $1.7 million for the quarter ended March 31, 2020.

A summary of the company’s client assets under management for the quarter ended March 31, 2021, and for comparable prior periods, is set forth below.

(in millions)	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020

Client assets under management (1)	$694	$660	$549
Assets under management by sponsored funds (2)	4,825	4,934	5,136

Client assets under management including sponsored funds	$5,519	$5,594	$5,685
(1)	Includes assets managed by Harvest Capital Strategies, JMP Asset Management, and HCAP Advisors on behalf of third parties.
(2)	Sponsored funds are asset management strategies in which JMP Group owns an economic interest. Includes assets managed by Medalist Partners Corporate Finance, the former JMP Credit Advisors.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $3.2 million for the quarter, compared to a net realized and unrealized loss of $17.6 million for the quarter ended March 31, 2020. The year-over-year difference is in part due to the impairment of CLO equity owned by JMP Group. A reduction in the net present value of forecasted cash flows through the end of the expected life of the collateralized loan obligations required an impairment charge of $4.6 million for the quarter ended March 31, 2021. For the quarter ended March 31, 2020, the impairment charge was $13.5 million.

Net Interest Income

Net interest income for the quarter was $0.5 million, an increase of 23.4% from $0.4 million for the quarter ended March 31, 2020.

Expenses

Compensation and Benefits

Compensation and benefits expense for the quarter was $29.9 million, compared to $16.2 million for the quarter ended March 31, 2020. As a percentage of net revenues, compensation and benefits expense was 77.8%, compared to 307.8% for the quarter ended March 31, 2020.

Non-Compensation Expense

Non-compensation expense for the quarter was $7.0 million, compared to $8.1 million for the quarter ended March 31, 2020.

Share Repurchase Activity

JMP Group did not repurchase any outstanding common shares during the quarter ended March 31, 2021.

Personnel

At March 31, 2021, the company had 179 full-time employees, compared to 180 at December 31, 2020, and 192 at March 31, 2020.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) excludes compensation expense related to share-based awards and deferred compensation, (ii) reverses impairment charges related to CLO equity, (iii) excludes costs resulting from the early retirement of debt, (iv) reverses unrealized gains or losses on real estate investments, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of restricted stock units and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the impairment of CLO equity recorded among principal transactions, as the company believes that the forecasted reduction in future cash flows will be mitigated by a change in the interest rate environment and that distributions will be larger than currently projected;
  expenses associated with the redemption of outstanding senior notes and the resulting acceleration of the amortization of remaining capitalized issuance costs;
  unrealized gains or losses related to commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 26% at the consolidated taxable parent company, JMP Group.

A reconciliation of JMP Group’s net income to its operating net income for the quarter ended March 31, 2021, and for comparable prior periods is set forth below.

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020

Net income/(loss) attributable to JMP Group	$1,089	$9,009	($11,748)

Add back/(subtract):
Income tax expense/(benefit)	379	3,907	(7,239)
Income/(loss) before taxes	1,468	12,916	(18,987)

Add back/(subtract):
Share-based awards and deferred compensation	(521)	(2,440)	546
Impairment of CLO equity	4,587	4,420	13,523
Early retirement of debt	288	-	89
Unrealized (gain)/loss – real estate-related depreciation and amortization	371	564	338
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	(1,080)	(4,072)	3,766
Operating income/(loss) before taxes	5,113	11,388	(725)

Income tax expense/(benefit)	1,329	2,961	(189)
Operating net income/(loss)	$3,784	$8,427	($537)

Operating net income/(loss) per share:
Basic	$0.19	$0.43	($0.03)
Diluted (1)	$0.18	$0.42	($0.03)

Weighted average shares outstanding:
Basic	19,824	19,709	19,532
Diluted (1)	20,678	19,943	19,654
(1)

On a GAAP basis, the weighted average number of diluted shares outstanding for the quarter ended March 31, 2020, was 19,531,824. Due to the company’s net loss for the period, all share counts are equivalent to the weighted average number of basic shares outstanding. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At March 31, 2021, JMP Group’s book value per share was $3.38. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of operating net income. The add-back includes a tax provision related to the expense reversed in a given period, due to the company’s election to be taxed as a C corporation as of January 1, 2019. As a result, adjusted book value per share was $4.24 for the quarter ended March 31, 2021, as set forth below.

(in thousands, except per share amounts)	Mar. 31, 2021	Dec. 31, 2020	Mar. 31, 2020

Shareholders' equity	$66,933	$62,940	$51,629

Accumulated unrealized loss – real estate-related depreciation and amortization	17,148	16,873	15,750
Adjusted shareholders' equity	$84,081	$79,813	$67,379

Book value per share	$3.38	$3.18	$2.64
Adjusted book value per share	$4.24	$4.03	$3.45

Basic shares outstanding	19,825	19,790	19,547

Quarterly operating ROE (1)	23.3%	57.7%	(3.8%)
LTM operating ROE (1)	28.9%	21.9%	(4.4%)

Quarterly adjusted operating ROE (1)	18.5%	44.9%	(3.0%)
LTM adjusted operating ROE (1)	22.6%	17.1%	(3.6%)
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will not hold a conference call in connection with the release of the company’s financial results.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on many factors, including: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying collateralized loan obligations in which the company has financial interests; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to JMP Group, may identify forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission on March 29, 2021, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2020, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities; its venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management; and the management of Harvest Capital Credit Corporation (NASDAQ: HCAP), a business development company, through HCAP Advisors. For more information, visit www.jmpg.com.

JMP GROUP LLC Consolidated Statements of Financial Condition (Unaudited)

(in thousands)	Mar. 31, 2021	Dec. 31, 2020

Assets

Cash and cash equivalents	$61,204	$91,444
Restricted cash and deposits	1,293	1,287
Marketable securities owned	57,653	55,494
Loans held for investment, net of allowance for loan losses	901	994
Other investments	25,093	26,821
Other assets	69,120	65,291
Total assets	$215,264	$241,331

Liabilities and Shareholders' Equity

Liabilities:
Marketable securities sold, but not yet purchased	$446	$ -
Accrued compensation	18,264	46,353
Bond payable, net of issuance costs	71,289	80,912
Note payable	10,610	10,610
Other liabilities	48,174	41,048
Total liabilities	148,783	178,923

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	66,933	62,940
Non-redeemable non-controlling interest	(452)	(532)
Total equity	66,481	62,408
Total liabilities and shareholders' equity	$215,264	$241,331

JMP GROUP LLC Consolidated Statements of Operations (Unaudited)

	Quarter Ended
(in thousands, except per share amounts)	Mar. 31, 2021	Mar. 31, 2020

Revenues:
Investment banking	$32,569	$14,625
Brokerage	5,905	4,187
Asset management fees	2,169	1,716
Principal transactions	(3,211)	(17,552)
Net dividend income	-	227
Other income	816	935
Non-interest revenues	38,248	4,138

Interest income	2,101	2,214
Interest expense	(1,568)	(1,782)
Net interest income	533	432

Gain/(loss) on repurchase or early retirement of debt	(288)	697
Total net revenues	38,493	5,267

Non-interest expenses:
Compensation and benefits	29,945	16,213
Administration	1,491	2,222
Brokerage, clearing and exchange fees	680	634
Travel and business development	67	922
Managed deal expenses	1,398	588
Communications and technology	1,107	1,129
Occupancy	1,198	1,199
Professional fees	827	890
Depreciation	275	548
Other	(42)	-
Total non-interest expense	36,946	24,345

Net income/(loss) before income tax	1,547	(19,078)
Income tax expense/(benefit)	379	(7,239)
Net income/(loss)	1,168	(11,839)
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	79	(91)
Net income/(loss) attributable to JMP Group	$1,089	($11,748)

Net income/(loss) attributable to JMP Group per share:
Basic	$0.05	($0.60)
Diluted	$0.05	($0.60)

Weighted average common shares outstanding:
Basic	19,824	19,532
Diluted	20,678	19,532

Contacts

Investor Relations Contact
JMP Group LLC

Andrew Palmer
(415) 835-8978
apalmer@jmpg.com

Media Relations Contacts
Dukas Linden Public Relations, Inc.

Zach Leibowitz
(646) 722-6528
zach@dlpr.com

Michael Falco
(646) 808-3611
michael@dlpr.com